Exhibit 99.1

Fidelity Deposit & Discount Bank Board of Directors’ Fee Schedule

Effective January 1, 2006:

•      Increase the annual Board fees from $28,000 to $30,000 payable in four quarterly installments of $7,500 each.

•      The Chairman will receive an additional $15,000 over and above any regular Board and Committee fees.

•      Selected Committee compensation payments:

•      Each Executive Committee member will receive $5,000 in addition to normal Board fees.

•      The Audit Committee Chairman will receive $5,000 in addition to normal Board fees.